Exhibit 24

                      AMERICAN ELECTRIC POWER COMPANY, INC.

                  I, Thomas G. Berkemeyer, Assistant Secretary of AMERICAN ELECTRIC POWER COMPANY, INC., HEREBY CERTIFY that the following constitutes a true and exact copy of the resolutions duly adopted by the affirmative vote of a majority of the Board of Directors of said Company at a meeting of said Board duly and legally held on April 23, 2003, at which meeting a quorum of the Board of Directors of said Company was present and voting throughout. I further certify that said resolutions have not been altered, amended or rescinded, and that they are presently in full force and effect.

                  GIVEN under my hand this 23rd day of May, 2003.

                                                   /s/ Thomas G. Berkemeyer
                                                   -------------------------
                                                       Assistant Secretary


                      AMERICAN ELECTRIC POWER COMPANY, INC.
                                 April 23, 2003

                  The Chairman outlined a proposed financing program and the desirability of the Company for (i) filing a shelf registration statement with the Securities and Exchange Commission for the issuance, from time to time, of up to an aggregate $3 billion of debt or equity securities, (ii) issuing, from time to time, equity securities, debt securities and/or trust preferred securities pursuant to that shelf registration statement, and (iii) issuing, from time to time, privately placed debt securities. The Chairman further indicated that the proposed financing authorization would be in addition to the authorization to issue securities in the amount of $3 billion approved by resolutions dated April 23, 2002, of which approximately $324 million remains.

                  Thereupon, on motion duly made and seconded, it was unanimously

                           RESOLVED, that the preparation, execution, delivery
                  and filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-3 of the Company and one or more trusts controlled by the Company (the "Trusts") (this Registration Statement as it may hereafter be amended, together with all exhibits filed therewith, is herein called the "Registration Statement",

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                  and the prospectus forming a part thereof is herein called the
                  "Prospectus") for the registration for public offering from time to time of securities of the Company and the Trusts (the "Securities"), as shall result in gross proceeds to the Company of $3 billion (or the equivalent thereof in one or more foreign currencies or one or more currency units), is hereby authorized, ratified and approved, with such changes therein and amendments (including post-effective amendments) thereto as the Proper Officers (as defined below) of the Company, shall approve, such approval to be conclusively evidenced by such filing; and further

                           RESOLVED, that the Securities referred to in the
                  preceding paragraph shall consist of:

                           (i) senior debt securities, including medium term
                  notes, (the "Senior Debt Securities") and subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), to be issued from time to time in one or more series (a) separately,
                  (b) as part of Stock Purchase Units (as defined below), (c) to any Trust in exchange for Trust Preferred Securities (as defined below), in each case, under a new indenture or the Indenture dated as of May 1, 2001, by and between the Company and The Bank of New York, as trustee (the "Trustee"), to be amended or supplemented, if required, by one or more amendments or supplemental indentures, as the case may be, to be entered into by and between the Company and the trustee (collectively, the "Indenture"); and that the Debt Securities may be convertible (as such, the "Convertible Debt Securities") into shares of Common Stock (as defined below);

                           (ii) trust preferred securities (the "Trust Preferred Securities") to be issued from time to time by one or more of the Trusts
                                    (a) separately or (b) as part of Stock
                                    Purchase Units under one or more Amended and Restated Declarations of Trust as shall be filed as exhibits to the Registration Statement; and that the Trust Preferred Securities may be convertible (as such, the "Convertible Trust Preferred Securities") into shares of Common Stock;

                           (iii)guarantees by the Company of the obligations
                  under the Trust Preferred Securities (the "Guarantees") and back-up undertakings;

                           (iv) shares of common stock, par value $6.50 per
                  share, of the Company (the "Common Stock"), to be issued from time to time (a) separately, (b) upon the conversion of Debt Securities, (c) upon the conversion of Trust Preferred Securities, (d) upon settlement of Stock Purchase Contracts (as defined below), or (e) upon settlement of Stock Purchase Units;

                           (v) stock purchase contracts (the "Stock Purchase Contracts") under which the holder, upon settlement, will purchase shares of Common Stock, to be issued from time to time in one or more series (a) separately or (b) as part of a Stock Purchase Unit;

                           (vi) stock purchase units (the "Stock Purchase Units"), consisting of (a) a Stock Purchase Contract and (b) any of a Debt Security, a Trust Preferred Security or a debt obligation of a third party, to be issued from time to time in one or more series; and further

                           RESOLVED, that the Chairman of the Board, the Vice
                  Chairman, the President, the Vice President, the Treasurer or Assistant Treasurer of the Company (each, a "Proper Officer") are each hereby authorized, in the name of and on behalf of the Company, to cause to be prepared, to execute or to cause any Proper Officer, to execute and, when executed, to cause to be filed with the SEC in such form as any Proper Officer or such other officer may deem necessary or desirable, any and all amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus, and any exhibits or other documents related thereto or required in connection therewith, as the Proper Officer executing the same shall approve, such approval to be conclusively evidenced by such execution and filing thereof; and that each such Proper Officer is hereby authorized to take any and all such further action in connection therewith as such officer may deem necessary or desirable in order that the Registration Statement may become and remain effective and in order that the Prospectus shall be kept current; and further

                           RESOLVED, that, if determined to be advisable at a
                  later date, each Proper Officer be, and hereby is, authorized in the name of and on behalf of the Company, to cause to be prepared, to execute or to cause any Proper Officer, to execute and, when executed, to cause to be filed with the SEC, a registration statement on Form S-3 (including exhibits and other documents related thereto) pursuant to Rule 462(b) under the 1933 Act covering the registration of additional Securities, and such additional Securities shall constitute Securities for all purposes of these resolutions; and further

                           RESOLVED, that the execution, filing and other such
                  actions as are necessary to cause the Trusts to join with the Company in executing and filing the Registration Statement for the purpose of registering under the 1933 Act for sale from time to time of Securities offered to the public by the Company pursuant to the Registration Statement by any Proper Officer or any duly appointed other officer or agent of the Company acting upon the instructions of any Proper Officer be, and hereby is, authorized, ratified and approved; and further

                           RESOLVED, that each of the Company's Chief Financial
                  Officer and Chief Accounting Officer be, and hereby is, authorized and directed, in the name of and on behalf of the Company and the Trusts, to act as an attorney-in-fact for the Company and the Trusts, with full power to act and with full power of substitution and resubstitution, to sign the Registration Statement, any and all amendments (including post-effective amendments) and supplements to the Registration Statement or the 462(b) registration statement referred to in the second preceding resolution, together with any exhibits or other documents related thereto or required in connection therewith, in the name of and on behalf of the Company and the Trusts, and to file the same or cause the same to be filed with the SEC, with full power and authority to do and perform every act which such attorney-in-fact may deem necessary or desirable in connection therewith; and further

                           RESOLVED, that any Proper Officer is hereby
                  authorized to approve and effect the issuance and sale of one or more series of Debt Securities or Trust Preferred Securities, other than Convertible Debt Securities and Convertible Trust Preferred Securities, and, in connection therewith, to determine and approve any terms, conditions and other provisions of such Securities, as such Proper Officer shall deem to be in the best interests of the Company, subject to the limitation that such terms, conditions and other provisions shall not be inconsistent with those contained in
                  (i) any applicable order of the SEC approving the issuance of Securities under the Public Utility Holding Company Act of 1935, and (ii) the Indenture; and further

                           RESOLVED, that, subject to the limitations stated in
                  these resolutions, any Proper Officer or any duly appointed other officer of the Company acting upon the instructions of a Proper Officer be, and hereby is, authorized to approve the form of any company order or supplemental indenture relating to any series of Debt Securities, if such Proper Officer shall deem such company order or supplemental indenture to be required, with such changes therein as any Proper Officer may approve, such approval to be conclusively evidenced by execution and delivery of any such company order or supplemental indenture by such Proper Officer; that any Proper Officer or any duly appointed other officer of the Company acting upon the instructions of any Proper Officer is hereby authorized to approve the form of any Debt Securities; that any Proper Officer is hereby authorized to execute and deliver, in the name of and on behalf of the Company, Debt Securities of each series in the amount thereof and with such terms as shall have been determined by the Proper Officer pursuant to these resolutions; that the signature of each of such officers may be done by facsimile or manually; that Debt

                  Securities bearing the manual or facsimile signatures of individuals who were at any time a Proper Officer or a duly appointed other officer acting upon the instructions of a Proper Officer shall bind the Company, notwithstanding that such individuals or any of them may cease to hold such offices prior to the execution, authentication and delivery of such Debt Securities; that any Proper Officer or a duly appointed other officer of the Company acting upon the instructions of the Proper Officer hereby is authorized to deliver or cause to be delivered the Debt Securities of each issue for authentication and delivery in the principal amount thereof as shall have been determined by the Proper Officer and in accordance with the terms of the Indenture and the underwriting agreement relating to such securities; that, upon the authentication of the Debt Securities, such Trustee will be authorized to deliver such Debt Securities as instructed by any Proper Officer or a duly appointed other officer acting upon the instructions of any Proper Officer; and that any Proper Officer is hereby authorized to take any and all actions necessary or desirable, in the name of and on behalf of the Company, to enable the Company to meet its obligations under the Indenture and the note or notes representing the Debt Securities which are issued; and further

                           RESOLVED, that any Proper Officer or any duly
                  appointed other officer or agent of the Company acting upon the instructions of any Proper Officer be, and hereby is, authorized to cause such actions and the execution and filing of such instruments as are necessary to form one or more Trusts under the laws of the State of Delaware for the purpose of issuing Trust Preferred Securities; and be it further

                           RESOLVED, that each Trust heretofore or hereinafter
                  established may issue and sell to the public or to the Company, and the Company may purchase from any Trust and sell to the public, Trust Preferred Securities, on terms and conditions as are set forth in an Amended and Restated Declaration of Trust related to such Trust Preferred Securities, and in doing so, the Company shall (i) subscribe for all common beneficial interests in such Trust for an aggregate contribution amount to be determined by a Proper Officer and (ii) cause such Trust to issue, sell and deliver Trust Preferred Securities in an amount to be determined by a Proper Officer; and further

                           RESOLVED, that any Proper Officer is hereby
                  authorized to appoint any one or more qualified banks or trust companies, having their principal offices in the United States and having a combined capital and surplus of at least $50,000,000 as such Proper Officer deems appropriate, as (i) Delaware trustee and property trustee under the Amended and Restated Declaration of Trust for each Trust, (ii) trustee with respect to the Guarantees issued by the Company relating to the Trust Preferred

                  Securities and (iii) transfer agent and registrar for the Trust Preferred Securities of each Trust; and further

                           RESOLVED, that, subject to the limitations stated in
                  these resolutions, any Proper Officer is hereby authorized to approve the form of any Guarantee relating to any series of Trust Preferred Securities, with such changes therein as any Proper Officer may approve, such approval to be conclusively evidenced by execution and delivery of any such Guarantee by such Proper Officer; that any Proper Officer is hereby authorized to approve the form of any Guarantee; that any Proper Officer is hereby authorized to execute and deliver, in the name of and on behalf of the Company, a Guarantee in an amount sufficient to guarantee the obligations of a Trust in connection with the issuance by such Trust of Trust Preferred Securities; that the signature of each of such officers may be done by facsimile or manually; that Guarantees bearing the manual or facsimile signatures of individuals who were at any time a Proper Officer shall bind the Company, notwithstanding that such individuals or any of them may cease to hold such offices prior to the execution, authentication and delivery of such Guarantees; and that any Proper Officer is hereby authorized to take any and all actions necessary or desirable, in the name of and on behalf of the Company, to enable the Company to meet its obligations under the Guarantees which are issued.

                  The Chairman further stated that, in connection with the filing with the SEC of one or more Registration Statements relating to the proposed issuance and sale of the Securities, there was to be filed with the SEC a Power of Attorney, dated April 23, 2003, executed by the officers and directors of this Company appointing true and lawful attorneys to act in connection with the filing of such Registration Statement(s) (including any Registration Statement on Form S-3 pursuant to Rule 462(b) under the 1933 Act covering the registration of additional securities) and any and all amendments thereto.

                  Thereupon, on motion duly made and seconded, the following preambles and resolutions were unanimously adopted:

                           WHEREAS, the Company proposes to file with the SEC
                  one or more Registration Statements (including any Registration Statement on Form S-3 pursuant to Rule 462(b) under the 1933 Act covering the registration of additional securities) for the registration pursuant to the applicable provisions of the Securities Act of 1933, as amended, of Securities of the Company and the Trusts as shall result in gross proceeds to the Company of $3 billion (or the equivalent thereof in one or more foreign currencies or one or more currency units); and

                           WHEREAS, in connection with said Registration
                  Statement(s), there is to be filed with the SEC a Power of Attorney, dated April 23, 2003, executed by certain of the officers and directors of this Company appointing E. Linn Draper, Jr., Susan Tomasky, Armando A. Pena and Geoffrey S.

                  Chatas, or any one of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney;

                           NOW, THEREFORE, BE IT

                           RESOLVED, that each and every one of said officers
                  and directors be, and they hereby are, authorized to execute said Power of Attorney; and further

                           RESOLVED, that any and all action hereafter taken by
                  any of said named attorneys under said Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by said Power of Attorney; and further

                           RESOLVED, that said Registration Statement(s) and any
                  amendments thereto, hereafter executed by any of said attorneys under said Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys.

                  The Chairman advised the meeting as to the desirability of preserving a committee of the Board of Directors for the purpose of authorizing the amount, pricing and issuance of the Company's Securities that are Common Stock, Stock Purchase Contracts, Stock Purchase Units, Convertible Debt Securities and Convertible Trust Preferred Securities, which committee should consist of no less than three members of the Board of Directors.

                  Thereupon, on motion duly made and seconded, it was unanimously

                           RESOLVED, that, E. L. Draper, Jr., Donald M. Carlton,
                  John P. DesBarres and Linda Gillespie Stuntz continue their service as members of the pricing committee of the Board of Directors (the "Pricing Committee") which shall have and may exercise, to the fullest extent permitted by law, the full authority and power of the Board of Directors to take any and all actions which the Board of Directors could take in approving the issuance and establishing the aggregate amount or number (which shall not exceed the dollar amount remaining for offering and sale, plus any additional amount available for offering and sale pursuant to Rule 462(b) under the Securities Act of 1933), terms and related provisions of any Securities that are Common Stock, Stock Purchase Contracts, Stock Purchase Units, Convertible Debt Securities and Convertible Trust Preferred Securities within the meaning of these resolutions, as amended, including, but not limited to

                           (i) the number of shares of Common Stock and the
                  number of Stock Purchase Units and Convertible Trust

                  Preferred Securities and the amount of Convertible Debt Securities to be offered and sold;

                           (ii) the purchase price therefor to be paid by any
                  underwriters and the initial public offering price thereof;

                           (iii) the conversion price of any Convertible Debt
                  Securities or Convertible Trust Preferred Securities and the related conversion ratio;

                           (iv) the settlement rate (including any formula for
                  determining the same) of Stock Purchase Contracts that are part of Stock Purchase Units; and

                           (v) the interest rate or distribution rate on, and
                  the maturity date and redemption provisions of, any Debt Securities or Trust Preferred Securities that are a component of Stock Purchase Units and if Trust Preferred Securities are such a component, the corresponding terms of any Debt Securities acquired by a Trust; and further

                           RESOLVED, subject to the immediately preceding
                  resolutions, which hereby reserve to the Pricing Committee the power to determine the matters enumerated in clauses (i) through (v) thereof and other related pricing terms, the Pricing Committee, to the extent permitted by applicable law, is hereby authorized, by resolution or unanimous consent of the Pricing Committee to authorize any Proper Officer (as defined in the prior Resolutions) to determine the other terms, conditions and provisions of the Securities to be offered and sold and to do or cause to be done all such acts and things and to execute any and all such further agreements, instruments, documents or certificates as they may deem necessary or advisable in order to effect the purposes and intent of the foregoing resolutions; and that the execution by officers of any such agreements, instruments, documents or certificates or the doing by them of any act in connection with the foregoing matters shall conclusively establish the authority therefor from the Company and the approval and certification, as the case may be, by the Company of the agreements, instruments, documents or certificates so executed and the action so taken.

                  The Chairman explained that, with respect to the issuance of up to $3 billion of Debt Securities through one or more agents under a medium term note program, the Company could enter into a Selling Agency Agreement with securities dealers yet to be determined.

                  Thereupon, upon motion duly made and seconded, it was unanimously

                           RESOLVED, that each Proper Officer be, and hereby is,
                  authorized to execute and deliver in the name and on behalf of this Company, a Selling Agency Agreement with such securities dealers in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval; and further

                           RESOLVED, that each Proper Officer of the Company be,
                  and hereby is, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

                  The Chairman further explained that with respect to the issuance of Securities, it would be advisable for the Board to authorize the appropriate officers of the Company to take such other action as may be necessary to issue the Securities.

                  Thereupon, upon motion duly made and seconded, it was unanimously

                           RESOLVED, that, subject to the limitations stated in
                  these resolutions, any Proper Officer be, and hereby is, authorized to approve the terms, conditions and other provisions of any agency agreement, underwriting agreement, selling agreement, remarketing agreement or such other similar agreements between the Company and the agents, underwriters or dealers, as the case may be, to be named therein (collectively, the "Underwriting Agreements"), providing for, among other things, the sale of any Debt Securities or Trust Preferred Securities authorized by these resolutions by or to such agents, underwriters or dealers, as the case may be or the remarketing thereof; and any Proper Officer is hereby authorized, in the name of and on behalf of the Company, to execute and deliver such Underwriting Agreements, with such changes therein, if any, as the officer executing the same may approve, such approval to be conclusively evidenced by such execution and delivery; and further

                           RESOLVED, that it is desirable and in the best
                  interest of the Company that the Securities authorized by these resolutions be qualified and registered for sale in various jurisdictions; that any Proper Officer or a duly appointed other officer acting upon the instructions of any Proper Officer is hereby authorized to determine the jurisdiction in which appropriate action shall be taken to qualify or register for sale all or such part of such Securities as such officers may deem necessary or advisable; that such officers hereby are authorized to perform, in the name of and on behalf of the Company, any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and that the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action, so taken; and further

                           RESOLVED, that any Proper Officer or any duly
                  appointed other officer of the Company acting upon the instructions of any Proper Officer be, and hereby is, authorized, to apply to any securities exchange if such application is determined to be in the best interests of the Company by such Proper Officer, which determination shall be conclusively evidenced by the filing of such application with such exchange, for the listing of the aggregate amount of Securities authorized by these resolutions (or the equivalent thereof in one or more foreign currencies or one or more currency units), and to cause to be prepared, to execute and, when executed, to cause to be filed with such exchange a listing application or applications with respect thereto and any agreements or other documents required in connection therewith, in the name of and on behalf of the Company, to make such changes in any of the same as may be necessary to conform with the requirements for listing, and to appear, if requested, before the officials of such exchange and to make all appropriate registrations or applications under any applicable securities laws, and further

                           RESOLVED, that the form of any indemnity agreement
                  required by any such exchange in connection with any such listing application in respect of the Securities is hereby approved and any Proper Officer, or a duly appointed other officer acting upon the instructions of any Proper Officer, is hereby authorized to execute and deliver an agreement in such form, and that the facsimile signatures to be employed as the signatures to be affixed to the Securities authorized by these resolutions, in the name of and on behalf of the Company, are hereby approved, such approval to be conclusively evidenced by such execution and delivery.

                  The Chairman then stated that one or more insurance companies or other institutions may insure the payment of principal and interest on certain types of Debt Securities as such payments become due or provide other methods of credit enhancement pursuant to a financial guaranty insurance or other policy or agreement ("Insurance Agreement"). In this connection, the Company proposes to enter into one or more Insurance Agreements, in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval.

                  Thereupon, after discussion, on motion duly made and seconded, it was unanimously

                           RESOLVED, that in order to enhance the credit of one
                  or more series of Debt Securities, each Proper Officer be, and hereby is, authorized to execute and deliver on behalf of the Company one or more Insurance Agreements with an insurance company or other institution of his or her choice, in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval; and further

                           RESOLVED, that each Proper Officer be, and hereby is,
                  authorized on behalf of the Company to take such further action and do all other things that any one of them shall deem necessary or appropriate in connection with the Insurance Agreement.

                  The Chairman then stated that it may be advisable to issue Debt Securities and/or Trust Preferred Securities to one or more private investors. The Chairman recommended that the Board authorize the appropriate officers to issue such Securities to that class of investors.

                  Thereupon, after discussion, on motion duly made and seconded, it was unanimously

                           RESOLVED, that any Proper Officer of the Company is
                  hereby authorized, directed and empowered in the name and on behalf of the Company, to execute, file and deliver any document, including any amendments, modifications or supplements thereto, required for the Company to issue Debt Securities and/or Trust Preferred Securities to one or more private investors (the "Private Debt Securities"), including, by way of illustration and not by way of limitation, the following:

                           (i) determine from time to time the number of series,
                  rates, terms and principal amount of the Private Debt Securities to be sold and issued up to such aggregate principal amount;

                           (ii) enter into an indenture, company order or
                  similar instrument for the Private Debt Securities, including modifications or supplements thereto and to appoint agents thereunder;

                           (iii) enter into a trust agreement for the Private
                  Debt Securities, including any amendments, modifications or supplements thereto and to appoint a trustee under such trust agreement;

                           (iv) enter into underwriting, distribution, purchase
                  or similar agreements for the Private Debt Securities, including any amendments, modifications or supplements thereto;

                           (v) appoint attorneys-in-fact to act on behalf of any
                  of the officers or directors of the Company in connection with the issuance and sale of the Private Debt Securities;

                           (vi) determine the compensation to be paid, if any,
                  for arranging the sale of the Private Debt Securities;

                           (vii) take all actions necessary or desirable under
                  the securities or Blue Sky laws of the various states relating to the Private Debt Securities;

                           (viii) prepare, execute and deliver all instruments
                  (manually, electronically or by facsimile), which may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  The Chairman advised the meeting that it was proposed to designate independent counsel for the successful bidder or bidders and/or agents of the Company for the new series of Debt Securities proposed to be issued and sold in connection with the proposed financing program of the Company.

                  Thereupon, on motion duly made and seconded, it was unanimously

                           RESOLVED, that Dewey Ballantine LLP be, and said firm
                  hereby is, designated as independent counsel for the successful bidder or bidders and/or agents of the Company for the new series of Debt Securities of this Company proposed to be issued and sold in connection with the proposed financing program of this Company.

                  The Chairman stated that it may be desirable to enter into one or more treasury hedge agreements, such as a treasury lock agreement, treasury put option or interest rate collar agreement ("Treasury Hedge Agreements") to protect against future interest rate movements in connection with the issuance of the Debt Securities or Trust Preferred Securities. He recommended that the Board authorize the appropriate officers of the Company to enter into one or more Treasury Hedge Agreements, provided that the amount covered by any Treasury Hedge Agreement would not exceed the principal amount of Debt Securities or Trust Preferred Securities the Company anticipates offering and that the term of such Treasury Hedge Agreement will not exceed 90 days.

                  Thereupon, it was, on motion duly made and seconded, unanimously

                           RESOLVED, that the Proper Officers of this Company
                  be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, one or more Treasury Hedge Agreements in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval, provided that the amount covered by any Treasury Hedge Agreement would not exceed the principal amount of Debt Securities or Trust Preferred Securities the Company anticipates offering and that the term of such Treasury Hedge Agreement will not exceed 90 days; and further

                           RESOLVED, that the Proper Officers of the Company be,
                  and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

                  The Chairman stated that it may be desirable to enter into one or more interest rate management agreements, such as interest rate swaps, caps, collars, floors, options, structured notes or similar products or transactions involving the purchase and sale, including short sales, of U.S. Treasury obligations ("Interest Rate Management Agreements"), in each case to manage and minimize interest costs. The transactions will be for a fixed period and a stated principal amount and may be for underlying fixed or variable obligations of the Company. He recommended that the Board authorize the appropriate officers of the Company to enter into one or more Interest Rate Management Agreements, provided that any fixed rate of interest under any Interest Rate Management Agreement will not exceed by more than 3.0% the yield to maturity on United States Treasury obligations of comparable maturity at the time of execution of the Interest Rate Management Agreement and any initial interest rate under any variable rate Interest Rate Management Agreement will not exceed 10% per annum.

                  Thereupon, it was, on motion duly made and seconded, unanimously

                           RESOLVED, that the Proper Officers of this Company
                  be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, one or more Interest Rate Management Agreements in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval, provided that any fixed rate of interest under any Interest Rate Management Agreement will not exceed by more than 3.0% the yield to maturity on United States Treasury obligations of comparable maturity at the time of execution of the Interest Rate Management Agreement and any initial interest rate under any variable rate Interest Rate Management Agreement will not exceed 10% per annum; and further

                           RESOLVED, that the proper officers of the Company be,
                  and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions; and further

                           RESOLVED, that, subject to the limitations stated in
                  these resolutions, any Proper Officer and any duly appointed other officer of the Company acting upon the instructions of any Proper Officer is hereby authorized to do or cause to be done all such acts and things and to execute any and all such further agreements, instruments, documents or certificates as they may deem necessary or advisable in order to effect the purposes and intent of the foregoing resolutions; and that the execution by officers of any such agreements, instruments, documents or certificates or the doing by them, if any, of any act in connection with the foregoing matters shall conclusively establish the authority therefor from the Company and the approval and certification, as the case may be, by the Company of the agreements, instruments, documents or certificates so executed and the action so taken; and be it further

                           RESOLVED, that all actions taken and expenses
                  incurred by any Proper Officer and any duly appointed other officer acting upon the instructions of any Proper Officer of the Company heretofore in furtherance of any of the actions authorized by the foregoing resolutions are hereby expressly ratified, confirmed, adopted and approved; and further

                           RESOLVED, that, subject to the limitations stated in
                  these resolutions, any other resolution necessary and desirable to carry out the intent of the foregoing resolutions may be adopted by any one of the Proper Officers, upon advice of counsel, by having said Proper Officer direct such resolution to be placed in the Company's minute book and such resolution shall be deemed a part of the foregoing resolutions as of the date hereof.


                      AMERICAN ELECTRIC POWER COMPANY, INC.
                                POWER OF ATTORNEY

         Each of the undersigned directors or officers of AMERICAN ELECTRIC POWER COMPANY, INC., a New York corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended (the "Act"), one or more Registration Statements (including any Registration Statement on Form S-3 pursuant to Rule 462(b) under the Act covering the registration of addition securities) for the registration thereunder of up to $3,000,000,000 aggregate amount of its securities, does hereby appoint E. LINN DRAPER, JR., SUSAN TOMASKY, ARMANDO A. PENA and GEOFFREY S. CHATAS his or her true and lawful attorneys, and each of them his or her true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him or her and in his or her name said Registration Statement(s) (including any Registration Statement on Form S-3 pursuant to Rule 462(b) under the Act covering the registration of addition securities) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

         IN WITNESS WHEREOF, the undersigned have signed these presents this 23rd day of April, 2003.

/s/ E. R. Brooks                     /s/ Leonard J. Kujawa
-------------------------            ----------------------------
E. R. Brooks                         Leonard J. Kujawa

/s/ Donald M. Carlton                /s/ Richard L. Sandor
-------------------------            ----------------------------
Donald M. Carlton                    Richard L. Sandor

/s/ John P. DesBarres                /s/ Thomas V. Shockley, III
-------------------------            ----------------------------
John P. DesBarres                    Thomas V. Shockley, III

/s/ E. Linn Draper, Jr.              /s/ Donald G. Smith
-------------------------            ----------------------------
E. Linn Draper, Jr.                  Donald G. Smith

/s/ Robert W. Fri                    /s/ Linda Gillespie Stuntz
-------------------------            ----------------------------
Robert W. Fri                        Linda Gillespie Stuntz

/s/ William R. Howell
-------------------------            ----------------------------
William R. Howell                    Kathryn D. Sullivan

/s/ Lester A. Hudson, Jr.
-------------------------
Lester A. Hudson, Jr.